        Form Last Updated by NYSE on February 8, 2005

Annual CEO Certification
(Section 303A.12(a))

As the Chief Executive Officer of The Fairchild Corporation, and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that, as of the date hereof, I am not aware of any violation by the Company of NYSE’s Corporate Governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed as Exhibit H to the Company’s Section 303A Annual Written Affirmation.

By:                   /s/ JEFFREY J. STEINER

Print Name:     Jeffrey J. Steiner

Title:                Chairman and Chief Executive Officer

Date:                February 16, 2005

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